SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 20, 2004

Inco Limited

(Exact name of Registrant as specified in its charter)

Canada	1-1143	98-0000676
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation or organization)	file number)	Identification Number)

145 King Street West, Suite 1500
Toronto, Ontario M5H 4B7
(Address of Principal Executive Offices)

Company’s telephone number, including area code: (416) 361-7511

N/A

(Former name or former address, if changed since last report)

Item 12.  Results of Operations and Financial Condition

On July 20, 2004, Inco Limited (the “Registrant”) issued a press release covering the announcement of its financial and operating results for the second quarter of 2004 ended June 30, 2004. This press release included information on the Registrant’s adjusted net earnings and net earnings in accordance with Canadian generally accepted accounting principles (“Canadian GAAP”), the principles under which the Registrant’s primary financial statements are prepared, for the second quarter 2004 compared with the corresponding period of 2003 and a reconciliation of such adjusted net earnings to net earnings in accordance with Canadian GAAP. This press release also included information on the Registrant’s nickel unit cash cost of sales before and after by-product credits for the second quarter 2004 compared with the corresponding period of 2003 and a reconciliation of such nickel unit cash cost of sales to Canadian GAAP cost of sales. The press release also provided certain guidance (1) for 2004 with reference to the Registrant being comfortable with the First Call consensus mean estimate for the Registrant’s adjusted net earnings per share based upon mean forecasts for nickel and certain other metal prices the Registrant understands were used in such consensus estimates and (2) for the third quarter of 2004 and for the full year 2004 with respect to production of the Registrant’s principal metals, for the Registrant’s cash flow from operations before changes in working capital for 2004 based upon the First Call consensus mean estimate for nickel prices for 2004, and for the Registrant’s estimated nickel unit cash cost of sales after by-product credits for the full year 2004. No reconciliation of the First Call consensus mean estimate for the Registrant’s 2004 adjusted net earnings per share to a net earnings per share estimate in accordance with Canadian GAAP was included in this release since the Registrant believes that any such reconciliation would require an unreasonable effort on the Registrant’s part and the Registrant also is not in a position to predict with any degree of certainty certain adjustments relating to assumptions or forecasts that would be excluded in arriving at an adjusted net earnings estimate and which adjustments would be reflected in any such reconciliation of the First Call adjusted net earnings per share consensus mean estimate to a net earnings per share estimate in accordance with Canadian GAAP. The Registrant has also not provided a reconciliation of its estimated range of its nickel unit cash cost of sales after by-product credits for 2004 to an estimate of its Canadian GAAP cost of sales for 2004 since it also believes that such a reconciliation would require an unreasonable effort on the Registrant’s part, its nickel unit cash cost of sales estimate represents a range and to develop a reconciliation to any estimate of its Canadian GAAP cost of sales would require the Registrant to make certain assumptions relating to product mix, including quantities of purchased intermediates, and product movements and certain other factors that the Registrant does not believe it is in a position to make. The Registrant has also provided in this press release certain current estimated sensitivity analyses for 2004 covering, among other items, the estimated effect of changes in certain metal prices, exchange rates and costs on its Canadian GAAP basic net earnings per share.

Certain financial measures not in accordance with Canadian GAAP or United States GAAP were included in the press release given that management uses these measures to monitor and evaluate the Registrant’s key operating performance and trends and for internal operating, budgeting and financial planning purposes. The Registrant believes that such information is also useful to investors and users of the Registrant’s financial statements in understanding key operating results and related trends that affect the Registrant’s business.

A copy of the press release, as indicated below, issued by the Registrant is furnished as Exhibit 99.1 to this Form 8-K.

The following Exhibit is furnished as part of this Report:

(1)	Exhibit 99

(99.1)	Press release of the Registrant dated July 20, 2004 covering the Registrant’s second quarter 2004 financial and operating results.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

INCO LIMITED
	By:	/s/ Stuart F. Feiner Stuart F. Feiner Executive Vice-President General Counsel and Secretary
Date: July 20, 2004

EXHIBIT INDEX

Exhibit No.	Description	Page
(1) Exhibit 99
(99.1)	Press release of the Registrant dated July 20, 2004 covering its second quarter 2004 financial and operating results.

EXHIBIT